UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2006

Sunterra Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3865 W. Cheyenne Ave.
North Las Vegas, NV	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 804-8600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 2, 2006, Sunterra Corporation (the “Company”) received a notice of a purported default from Wells Fargo Bank, N.A., the indenture trustee (the “Trustee”) for the Company’s 3 ¾% Senior Subordinated Convertible Notes due 2024 (the “Notes”). Such notice claims that the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 with the Securities and Exchange Commission (the “SEC”) and file a copy of the same with the Trustee on or before May 25, 2006 was a default under the Indenture, dated as of March 29, 2004, between the Company and the Trustee (the “Indenture”). The notice states that the purported default will ripen into an event of default unless the Company files the Form 10-Q for the quarter ended March 31, 2006, with the SEC and files a copy of the same with the Trustee within 60 days after the date of the notice of purported default. Under the Indenture, an event of default only occurs upon both the occurrence of a default and the passage of any applicable grace periods and the receipt of any applicable notices.

The Company does not believe that it has failed to perform its obligations under the Indenture relating to the Notes. Therefore, the Company believes that the above-mentioned notice of default is invalid and without merit. Unlike indentures of some other public companies, the Company’s Indenture does not require the Company to file its annual and quarterly reports with the SEC within the deadlines set forth in the SEC’s rules and regulations. Under the Indenture, the Company is required to provide the Trustee with copies of all annual and quarterly reports which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, within 15 calendar days after it files such annual and quarterly reports with the SEC. The Company will furnish to the Trustee for the Notes a copy of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 within 15 days after it files that report with the SEC. The Company also intends to continue making all payments of interest with respect to the Notes when due.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose the Company's or management's intentions, expectations or predictions of the future, including statements about claims of default with respect to the Company’s 3-3/4% Senior Subordinated Convertible Notes due 2024 and potential consequences, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties include, among other things: (1) the results of the previously disclosed Audit and Compliance Committee investigation and review of the allegations into (including accounting improprieties) made by an individual formerly employed by the Company’s Spanish operations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel, the Company’s review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company’s former accounting firm; (4) the possibility that the Nasdaq Listing Qualifications Panel may not grant the Company's request for an extension to regain compliance with Nasdaq listing qualifications or the Company's failure to regain compliance within any extension period, in which case the Company's common stock would be delisted from the Nasdaq National Market; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company’s financing arrangements, including the Senior Finance Facility and Senior Subordinated Convertible Notes, could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; and (9) additional risks and uncertainties and important factors described in the Company’s other press releases and in the Company’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006

SUNTERRA CORPORATION

By:		/s/ Steven E. West
	Name:	Steven E. West
	Title:	Executive Vice President and Chief Financial Officer